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                                  EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-42390) and related Prospectus of Hypertension Diagnostics, Inc. for the registration of 1,568,175 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 1999, with respect to the financial statements of Hypertension Diagnostics, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

August 24, 2000